Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

Auna S.A.

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.01 per share	457(o)			$1,000,000,000(2)	$153.10 per $1,000,000	$153,100
Fees Previously Paid
Secondary Offering
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.01 per share	457(c)	33,000,000	$6.90(3)	$227,700,000	$153.10 per $1,000,000	$34,860.87
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts				$1,227,700,000
			Total Fees Previously Paid				$0
			Total Fee Offsets				$9,963
			Net Fee Due				$177,997.87

(1) Other than securities registered in the Secondary Offering, there are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $1,000,000,000. In accordance with Rule 416 under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional Class A Ordinary Shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the Class A Ordinary Shares being registered.

(2) Calculated pursuant to Rule 457(o) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the $7.20 (high) and $6.60 (low) prices of the Class A Ordinary Shares on the NYSE on April 11, 2025, which date is within five business days prior to filing this Registration Statement.

 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type(4)	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Auna S.A.	F-1/A	333-276435	03/14/2024	—	$9,963	Equity	Class A Ordinary Shares, par value $0.01 per share	4,500,000	$67,500,000	—
Fees Offset Sources	Auna S.A.	F-1/A	333-276435	—	03/14/2024	—	—	—	—	—	$48,643

(4) The registrant previously filed a pre-effective amendment to the Registration Statement on Form F-1 with the Securities and Exchange Commission on March 14, 2024 (File No. 333-276435), which was declared effective on March 21, 2024 (the “Prior Registration Statement”), that registered an aggregate of 34,500,000 Class A Ordinary Shares to be offered by the Registrant, for which the Registrant paid a filing fee of $76,383. Of the 34,500,000 Class A Ordinary Shares registered on the Prior Registration Statement, 4,500,000 Class A Ordinary Shares remain unsold, leaving $9,963 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $9,963 of the unused filing fees to offset the filing fee payable in connection with this filing. The offering pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) was completed.